Exhibit 10.2

CUSIP 92257TAA1	$7,820,000

VELOCITY EXPRESS CORPORATION

No. 2

12% SENIOR SECURED NOTE DUE 2010

VELOCITY EXPRESS CORPORATION, a Delaware corporation, as issuer (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of Seven Million Eight Hundred Twenty Thousand and No/100 U.S. Dollars on June 30, 2010.

Interest Payment Dates: June 30 and December 30, commencing June 30, 2008.

Record Dates: May 31 and November 30.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

By:	/s/ Thomas P. Stevenson
Name:	Thomas P. Stevenson
Title:	Senior Vice President

[FORM OF REVERSE OF NOTE]

VELOCITY EXPRESS CORPORATION

12% SENIOR SECURED NOTE DUE 2010

1. Interest. VELOCITY EXPRESS CORPORATION, a Delaware corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, cash interest on the principal amount set forth on the face hereof at a rate and in a manner set forth in the Fourth Supplemental Indenture dated May 19, 2008, commencing as of such date. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 19, 2008 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 30 and December 30, commencing June 30, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay Defaulted Interest (to the full extent permitted by law) as specified by (and as such term in defined in) Section 2.13 of the Indenture referred to below.

2. Method of Payment. The Company will pay interest hereon (except Defaulted Interest, which shall be payable to Persons who are registered Holders on any earlier date of written demand therefor) to the Persons who are registered Holders at the close of business on May 31 or November 30 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, Wilmington Trust Company (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4. Indenture. The Company issued the Notes under an Indenture dated as of July 3, 2006 as amended by the First Supplemental Indenture, dated as of August 17, 2006, the Second Supplemental Indenture dated as of December 22, 2006, the Third Supplemental Indenture dated as of July 25, 2007 and the Fourth Supplemental Indenture dated as of May 19, 2008 (as amended, the “Indenture”) between the Company and the Trustee. This is one of the Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. In the event of any conflict between the terms and conditions of this Note and those contained in the Indenture, the latter shall prevail and control.

5. Company Optional Redemption and Holder Optional Redemption. The Notes are subject to optional redemption by the Company on the terms and subject to the conditions specified in Section 3.01 and related provisions of the Indenture.

6. Special Mandatory Redemption. The Notes are subject to Special Mandatory Redemption by the Company on the terms and subject to the conditions specified in Sections 3.07 through 3.10 and related provisions of the Indenture.

7. Notice of Redemption. Except in the cases of Special Mandatory Redemption, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date (as subject to any allowances provided for in the Indenture) to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notice of the Special Mandatory Redemption will be mailed promptly to each Holder of Notes at its registered address, the Trustee and the Paying Agent.

8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining any qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture or any Security Documents and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Required Holders, subject to certain exceptions requiring the consent of two-thirds of the Holders of the particular Notes to be affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) of the Indenture with respect to the Company or any Subsidiary Guarantor, if any) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Significant Holders, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of the Significant Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Company or any Subsidiary Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, the Required Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article 5 of the Indenture) if it determines that withholding notice is in their best interests.

16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

18. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States Dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees; Security Documents. This Note is entitled to the benefits of certain Guarantees made and Security Documents entered into for the benefit of the Trustee and the Holders. Reference is hereby made to the Indenture and such Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee, the Company and the Subsidiary Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (tenants in common), TENANT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Velocity Express Corporation

One Morningside Drive North

Building B, Suite 300

Westport, CT 06880

Attn: Ted Stone

Facsimile: (952) 835-4997

With a copy to:

Mark Carlesimo, Esq., General Counsel

Velocity Express Corporation

25 Central Avenue

Teterboro, NJ 07608

Facsimile: (201) 489-6974

Certificate of Authentication

This is one of the 12% Senior Secured Notes Due 2010 referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY

By:
Authorized Signatory

Dated:

Acknowledged:

VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

ASSIGNMENT

I or we assign and transfer this Note to:

a

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.12 of the Indenture, check the appropriate box:

☐ Section 4.12

If you want to have only part of the Note purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount you elect to have purchased:

$

      (multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.